Exhibit 10.30
LOAN AND SECURITY AGREEMENT
     This Security Agreement (the “Agreement”) is made as of November 7, 2006 by and between Oculus Innovative Sciences, Inc., a California corporation (the “Debtor”) in favor of R.C. Burlingame, as an individual (the “Secured Party”).
RECITALS
     The Debtor wishes to borrow, and the Secured Party wishes to lend, funds in the amount of $4,000,000 on the terms and subject to the conditions of this Agreement, the non-negotiable secured promissory note in the form attached as Exhibit A hereto in favor of the Secured Party of even date with this Agreement (the “Note”), and the subordination agreement proposed to be entered into by and among Debtor, Secured party and Venture Lending & Leasing IV, Inc. and Venture Lending & Leasing III, LLC, in the form attached as Exhibit B hereto, and the parties intend that, on the terms and subject to the conditions of this Agreement, the Debtor’s obligations to repay the Note be secured by all of the assets of the Debtor.
     Venture Lending & Leasing IV, Inc. (“VLL4”) holds a security interest in all of the assets of Debtor pursuant to that certain Loan and Security Agreement and ancillary documents referenced therein entered into by and between Debtor and Venture Lending & Leasing IV dated as of June 14, 2006 (the “2006 LSA”), which security interest secures the obligations of VLL4 under the LSA. Venture Lending & Leasing III, LLC, as successor in interest to Venture Lending & Leasing III, Inc. (“VLL3”) and under that certain Loan and Security Agreement and ancillary documents referenced therein entered into by and between Debtor and Venture Lending & Leasing III dates as of March 31, 2005 (the “2004 LSA”).
     In consideration of the covenants and agreements set forth herein and in the Note, and for other good and valuable consideration, the Debtor hereby agrees with the Secured Party as follows:
     1. Loan Commitment. Secured Party hereby agrees to advance to Debtor on November 10, 2006, by wire transfer to an account specified by Debtor, the amount of $4,000,000, which loan shall be evidenced by the Note, to be dated the date Debtor receives the funds, executed by Debtor payable to the order of Secured Party, in the total principal amount of the Loan.
     2. Grant of Security Interest. To secure the Debtor’s full and timely performance of all of the Debtor’s obligations and liabilities to the Secured Parties pursuant to the Note (including, without limitation, Debtor’s obligation to timely pay the principal amount of, and interest on, the Note) (the “Obligations”), the Debtor hereby grants to the Secured Parties a continuing security interest (the “Security Interest”) in and to all of the property described on Exhibit C to this Agreement (the “Collateral”), subject, however, to the security interest of VLL3 and VLL4 (the “Prior Security Interests”).
     3. Covenants. The Debtor covenants and agrees with the Secured Party that, from and after the date of this Agreement until the Obligations are paid in full:

          (a) Other Liens. Except for the Security Interest and the Prior Security Interests, the Debtor is the owner of the Collateral and will be the owner of the Collateral hereafter acquired free from any adverse lien, security interest or encumbrance (other than equipment leases, vehicle liens and other than the Prior Security Interest (collectively, the “Permitted Liens”)), and the Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein. Except for financing statements relating to the Permitted Liens, no financing statements covering any Collateral or any proceeds thereof are on file in any public office.
          (b) Further Documentation. At any time and from time to time, upon the written request of the Secured Parties, and at the sole expense of the Debtor, the Debtor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Secured Parties may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens created hereby. The Debtor also hereby authorizes the Secured Party to file any such financing or continuation statement without the signature of the Debtor to the extent permitted by applicable law. A reproduction of this Agreement shall be sufficient as a financing statement (or as an exhibit to a financing statement on form UCC) for filing in any jurisdiction.
          (c) Indemnification. The Debtor agrees to defend, indemnify and hold harmless the Secured Parties against any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses): (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any governmental authority applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement.
          (d) Maintenance of Records. The Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.
          (e) Inspection Rights. The Secured Party shall have full access during normal business hours, and upon reasonable prior notice, to all the books, correspondence and other records of the Debtor relating to the Collateral, and the Secured Party or their representatives may examine such records and make photocopies or otherwise take extracts from such records. The Debtor agrees to render to the Secured Parties, at the Debtor’s expense, such clerical and other assistance as may be reasonably requested with regard to the exercise of its rights pursuant to this paragraph.
          (f) Compliance with Laws, etc. The Debtor will comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to any part of the Collateral or to the operation of the Debtor’s business; provided, however, that the Debtor may contest any such law, rule, regulation or order in any reasonable manner which does not, in the reasonable opinion of the Debtor, adversely affect the Secured Party’s rights or the priority of its lien on the Collateral.
          (g) Payment of Obligations. The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or with respect to any of its income or profits derived from the Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity of such charge is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest in the Collateral and (iii) such charge is adequately reserved against on the Debtor’s books in accordance with generally accepted accounting principles.
          (h) Limitation on Liens on Collateral. The Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien or claim on or to the Collateral arising after the date hereof.
          (i) Limitations on Dispositions of Collateral. The Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, other than in the ordinary course of business. For the avoidance of doubt, the Debtor will be allowed to grant licenses to its products and related documentation in the ordinary course of business and to establish or provide for escrows of related intellectual property in connection therewith. exclusive licenses of Intellectual Property and approved by the Board of Directors;
     4. Remedies. If an Event of Default has occurred and is continuing, the Secured Party may exercise all rights and remedies of a secured party under the California Uniform Commercial Code, as amended from time to time. The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
     5. Miscellaneous.
          (a) Amendments and Waivers. Any term of this Agreement may be amended with the written consent of the Debtor and of the Secured Party. Any amendment or waiver effected in accordance with this Section 5(a) shall be binding upon the parties and their respective successors and assigns.
          (b) Transfer; Successors and Assigns. The terms and conditions of this Agreement shall be binding upon the Debtor and its successors and assigns and inure to the benefit of the Secured Party and its successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          (c) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
          (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
          (e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          (f) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.
          (g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
          (h) Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto concerning such subject matter are expressly canceled.

     The Debtor and Secured Party have caused this Agreement to be duly executed and delivered as of the date first above written.

DEBTOR:

OCULUS INNOVATIVE SCIENCES, INC., a California corporation

By:	/s/ Jim Schutz
Name:	Jim Schutz
Title:	Gen. Counsel
Address:	1129 North McDowell Blvd.
Petaluma, CA 94954

Facsimile Number: 707-283-0551

SECURED PARTY:

/s/ R.C. Burlingame

R.C. BURLINGAME, an individual
SIGNATURE PAGE TO SECURITY AGREEMENT

EXHIBIT A
Non-Negotiable Promissory Note

EXHIBIT B
Subordination Agreement

EXHIBIT C
Collateral
     The Collateral shall consist of all right, title and interest of Debtor in and to the following:
     (a) All goods and equipment now owned or hereafter acquired, including without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;
     (b) All inventory, now owned or hereafter acquired, including without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtor’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Debtor’s books relating to any of the foregoing;
     (c) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Debtor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor and Debtor’s books relating to any of the foregoing;
     (d) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Debtor’s books relating to the foregoing; and
     (e) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.
     The Collateral shall exclude all right, title and interest of Debtor in and to Debtor’s intellectual property, general intangibles and contract rights now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, copyrights, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights.